Exhibit (j)(1)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Pilgrim Growth Opportunities Fund:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.



                                        /s/ KPMG LLP

Los Angeles, California
November 8, 2001